UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 21, 2010

Waste2Energy Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-151108	26-2255797
(State of Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1 Chick Springs Road, Suite 218
Greenville, South Carolina 29609

(Address of principal executive offices) (zip code)

(864) 679-1625

(Registrant’s telephone number, including area code)

Copies to:

Marc Ross, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

N/A

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported on a Current Report on Form 8-K, which was filed with the Securities and Exchange Commission, on August 20, 2009, the Financial Industry Regulatory Authority (“FINRA”) notified Waste2Energy Holdings, Inc. (the “Company”) that it was delinquent in filing its 10-Q for the period ended June 30, 2009 and, as a result, it had not complied with NASD Rule 6530.  On October 1, 2009, the Company filed its 10-Q, for the period ended June 30, 2009, with the Securities and Exchange Commission.  The Company timely filed its 10-Q for the period ended September 30, 2009 with the Securities and Exchange Commission.

The Company requested a hearing to determine if the Company’s securities should be removed from the OTCBB for failure to comply with Rule 6530.  The hearing was held on December 2, 2009.  After deliberating,  FINRA, on January 22, 2010, notified the Company that its securities were no longer eligible for continued quotation on the OTCBB.

A market maker has filed a Form 15C2-11 with FINRA in order to enable the Company’s common stock to again be quoted on the OTCBB, although there can be no assurance that this will occur.  The Company’s common stock is currently quoted on the Pink Sheets.

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company’s board of directors and shareholders holding more than a majority of the Company’s common stock approved an amendment to the Company’s certificate of incorporation to increase the number of shares of the Company’s Common Stock that the Company is authorized to issue from 80,000,000 shares of Common Stock to 200,000,000 shares of Common Stock with a par value of $.0001 per share (the “Amendment”).  The Amendment was filed with the State of Delaware Secretary of State on January 21, 2010.

Item 9.01   Financial Statements and Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASTE2ENERGY HOLDINGS, INC.

Dated: January 26, 2010	By:	/s/ Craig Brown
Name: Craig Brown
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment